EXHIBIT 1.01

CAMPBELL FUND TRUST
A DELAWARE BUSINESS TRUST

SELLING AGREEMENT

               Agreement, made as of the       day of                     ,                     , by and among Campbell Fund Trust, a Delaware Business Trust (the “Trust”), Campbell & Company, Inc. (the “Managing Operator”) and the selling agent identified on the final page hereto (the “Selling Agent”);

W I T N E S S E T H:

               WHEREAS, the Trust’s business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of futures and forward contracts for commodities, financial instruments and currencies, and any commodity options in which trading is authorized by the Commodity Futures Trading Commission (the “CFTC”).

               WHEREAS, the Trust proposes to offer, sell and issue Units of the Trust (the “Units”), upon the terms of, and subject to the conditions set forth in, this Agreement;

               WHEREAS, the Selling Agent has agreed to assist, as non-exclusive selling agent, in the offer and sale of the Units on a reasonable-efforts basis without any firm underwriting commitment; and

               NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto hereby agree as follows:

1.	Representations and Warranties of the Managing Operator and Trust.

The Managing Operator and the Trust represent and warrant to the Selling Agent that:

(a)	The Trust is duly organized and validly existing as a business trust under Delaware law with full power and authority to enter into and carry out its obligations under this Agreement and all other agreements referred to in the Trust’s Confidential Private Offering Memorandum as supplemented from time to time (“Memorandum”) (collectively referred to as the “Trust Agreements”), and conduct its proposed business as described in the Memorandum, and to issue, selland deliver the Units.

(b)	This Agreement has been duly and validly authorized, executed and delivered by the Managing Operator and the Trust and, assuming due authorization, execution and delivery by the other parties hereto, is a valid and binding agreement, enforceable against the Managing Operator and the Trust in accordance with its terms (except as may be limited by bankruptcy or similar laws or applicable equity principles).

(c)	The offer and sale of the Units and the compliance by the Trust with all of the provisions of this Agreement do not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Trust Certificate or Trust Agreement, or any instrument or agreement to which the Trust is a party or by which it is bound, or any statute, order, rule, or regulation applicable to the Trust of any court or governmental or regulatory authority, agency or body having jurisdiction over the Trust.

CAMPBELL FUND TRUST SELLING AGREEMENT

(d)	The Managing Operator is registered with the CFTC as a commodity pool operator and commodity trading advisor and is a member of the National Futures Association in such capacities and such registration and membership have not expired or been revoked, suspended, terminated, or not renewed, or limited or qualified in any respect; and the Managing Operator and its principals and administrative personnel have all required federal, governmentaland regulatory registrations and memberships necessary to carry out their obligations under this Agreement and to act as described in the Memorandum.

(e)	There has been no material change in the current and proposed operations of the Managing Operator from that set forth and described in the Memorandum.

2.	Representations and Warranties of the Selling Agent.

The Selling Agent represents and warrants to the Trust that:

(a)	It is a duly organized and validly existing corporation under the laws of the state of its incorporation with full power and authority to enter into and carry out its obligations under this Agreement.

(b)	The Selling Agent has all governmental and regulatory registrations, approvals and licenses required to (i) perform its obligations under this Agreement, (ii) act as described in the Memorandum, and (iii) receive compensation as described in the Memorandum. The Selling Agent’s performance of its acting and receiving compensation as described in the Memorandum will not violate or result in a breach of any provision of any agreement, order, law or regulations binding upon the Selling Agent.

(c)	The Selling Agent is registered as a broker-dealer under the Securities Exchange Act of 1934 (the “Exchange Act”). The Selling Agent is not the subject of any enforcement or other administrative action by the Securities and Exchange Commission (the “SEC”) which could result in the suspension or revocation of the broker-dealer registration of the Selling Agent under the Exchange Act, and the Selling Agent is not aware of any proposed action by the SEC which could result in the suspension or revocation of the broker-dealer registration of the Selling Agent by the SEC which could adversely affect the ability of the Selling Agent to act as a selling agent of the Units on behalf of the Trust and the Selling Agent is not aware of any pending or proposed action by the SEC which could result in the imposition of any such restriction or limitation thereon.

(d)	The Selling Agent is a member of the National Association of Securities Dealers, Inc. (the “NASD”). The Selling Agent is not the subject of any enforcement or other administrative action by the NASD which could result in the suspension or revocation of the membership of the Selling Agent with the NASD, and the Selling Agent is not aware of any proposed action by the NASD to suspend or revoke the membership of the Selling Agent with the NASD. The Selling Agent is not operating under any restriction or limitation imposed upon its membership by the NASD which could adversely affect the ability of the Selling Agent to act as a selling agent of the Units on behalf of the Trust and the Selling Agent is not aware of any pending or proposed action by the NASD which could result in the imposition of any such restriction or limitation thereon.

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CAMPBELL FUND TRUST SELLING AGREEMENT

The Selling Agent is registered as a broker-dealer under the applicable “Blue Sky” or state securities laws of the following states of the United States:

(e)	The Selling Agent is not the subject of any enforcement or other administration action by the securities administrator or securities commission of any state wherein the Selling Agent is registered as a broker-dealer which could result in the suspension or revocation of the broker-dealer registration of the Selling Agent under the Blue Sky law of any such state, and the Selling Agent is not aware of any proposed action by any such securities administrator or securities commission which could result in the suspension or revocation of the broker-dealer registration of the Selling Agent thereunder. The Selling Agent is not operating under any restriction or limitation imposed upon its broker-dealer registration under the Blue Sky law by any state securities administrator or securities commission of any state wherein the Selling Agent is so registered which could adversely affect the ability of the selling Agent to act as a selling agent of the Units on behalf of the Trust in any such state and the Selling Agent is not aware of any pending or proposed action by any such state securities administrator or securities commission which could result in the imposition of any such restriction or limitation upon the broker-dealer registration of the Selling Agent under the Blue Sky law thereof.

(f)	The Selling Agent may not solicit the sale or sell the Units of the Trust in any state wherein the Selling Agent is not registered as a broker-dealer.

(g)	It will comply in all material respects with the Securities Act, any applicable state securities laws and the rules and regulations thereunder, including the rules and regulations of the NASD in connection with acting as selling agent.

(h)	Any use or distribution of the Offering Memorandum or any related preliminary Offering Memorandum by the Selling Agent will comply with the terms and conditions set forth in the Offering Memorandum.

3.	Appointment and Undertaking of the Selling Agent.

(a)	Subject to the terms and conditions and upon the basis of the representations and warranties set forth in this Agreement, the Trust hereby appoints the Selling Agent as its non-exclusive selling agent to offer and sell the Units on a reasonable-efforts basis all in

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CAMPBELL FUND TRUST SELLING AGREEMENT

accordance with the terms and conditions set forth in this Agreement and the Memorandum.

(i) The Selling Agent agrees to use its reasonable efforts to procure subscriptions for Units during the Offering Period.

(ii) The “Offering Period” shall be the period described in the Memorandum. The Managing Operator intends to amend the Memorandum from time to time in order to offer the Units on a continuous basis pursuant to the terms of this Agreement. The Managing Operator will furnish to the Selling Agent copies of the Memorandum as amended from time to time. Notwithstanding the foregoing, the Managing Operator retains the right to terminate the Offering Period upon notice to the other parties to this Agreement.

(iii) Notwithstanding any other provision of this Agreement, the Managing Operator shall have sole discretion to accept or reject any subscription for Units, in whole or in part.

(iv) The Trust will attempt to qualify the Units for exemption under the United States securities laws and the securities laws of the states in which the Selling Agent advises the Trust that it wishes to conduct the offering.

(b)	All payments for subscriptions by subscribers shall be made as provided in the Memorandum.

(c)	In consideration of the provision by the Selling Agent of the additional services specified below in this subsection (c) the Managing Operator will pay to the Selling Agent a monthly trail commission of 1/6 of 1% (2% annually) of the current net asset value of the Units it has sold and which are outstanding at the end of such month in respect of which the Selling Agent provides ongoing services. Such ongoing compensation shall commence the first full month after the sale of the Units.

The ongoing compensation specified above in this subsection (c) shall be in consideration of and is contingent upon the provision by the Selling Agent or its affiliate of additional services in connection with the Units sold by the Selling Agent, including; (1) inquiring of the Managing Operator from time to time, at the request of an owner of Units sold by it, as to the Net Asset Value of a Unit; (2) inquiring of the Managing Operator from time to time, at the request of an owner of Units sold by it, regarding the commodities markets and the Trust; (3) assisting, at the request of the Managing Operator, in the redemption of Units sold by it; and (4) providing such other services to the owners of Units sold by it as the Managing Operator may, from time to time, reasonably request. The Selling Agent also will use its best efforts to insure that any of its registered representatives to whom compensation is passed on pursuant to (1) through (4) above will cooperate in providing the services specified in this clause for as long as such representatives continue in the employment of the Selling Agent.

4.	Closing Date.

               Subject to the Managing Operator’s right to reject any subscription in whole or in part at its sole option, the Trust shall accept subscriptions for Units properly made. Closings for Units shall be held monthly during the Offering Period. The parties to whom the representations and warranties as set

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CAMPBELL FUND TRUST SELLING AGREEMENT

forth in this Agreement are directed may continue to rely upon such representations and warranties until advised otherwise in writing or until the offering terminates, whichever occurs sooner.

5.	Indemnification.

(a)	The Trust shall indemnify, hold harmless and defend the Selling Agent and each of its respective stockholders, directors, officers, employees, principals and affiliates, as the case may be, within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages, or liabilities, (including amounts paid in settlement of any action or dispute) insofar as such losses, claims, damages, or liabilities relate to or are in respect of the Trust, arise out of, or are based upon, a misleading or untrue statement or alleged misleading or untrue statement of a material fact contained in the Memorandum or any amendment or supplement thereto or any related selling literature, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that neither the Managing Operator nor the Trust shall be liable to the party seeking indemnification in any case to the extent that any such loss, claim, damage, or liability arises out of, or is based upon any action or omission of the Selling Agent, including a breach of such entity’s representations and warranties herein; and provided further that any settlement is subject to indemnity only if effected with the written consent of the Managing Operator (provided that such consent shall not be unreasonably withheld).

(b)	The Selling Agent agrees to indemnify, hold harmless and defend the Managing Operator and the Trust, as the case may be, and each person, if any, who controls the Manager Operator and the Trust, as the case may be, within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages, or liabilities (including amounts paid in settlement of any action or dispute) to which the Trust may become subject insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of, or are based upon Selling Agent’s negligence, misconduct or breach of the Selling Agent’s representations and warranties herein; provided that any settlement is subject to indemnity only if effected with the written consent of the Selling Agent.

(c)	Promptly after receipt of an indemnified party under subsection (a) or (b) of notice of the commencement of any action to which either such subsection shall apply, the indemnified party shall notify the indemnifying party in writing of the commencement of such action if a claim in respect of such action is to be made against the indemnifying party under either such subsection; but the omission to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party otherwise than under either such subsection.

6.	Termination.

(a)	This Agreement may be terminated by any party by giving notice to the other parties.

(b)	The termination of this Agreement for any reason shall not affect any of the obligations of the Trust or Selling Agent contained in Section 5 hereof.

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CAMPBELL FUND TRUST SELLING AGREEMENT

7.	Miscellaneous.

(a)	All representations, warrantiesand agreements contained in this Agreement, shall remain operative and in full force and effect regardless of the issue, saleand delivery of, and payment for, the Units.

(b)	This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties, provided, however, that none of the parties may assign any rights, obligations, or liabilities hereunder without the prior written consent of the other parties.

(c)	This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland (excluding the law thereof which requires the application of, or reference to, the law of any other jurisdiction).

(d)	This Agreement constitutes the entire agreement among the parties hereto with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding among the parties unless it is in writing and signed by the party against whom enforcement is sought.

(e)	This Agreement may not be amended except by the express written consent of the parties hereto. No waiver of any provision of this Agreement may be implied from any course of dealing among the parties hereto or from any failure by any party hereto to assert its rights under this Agreement on any occasion or series of occasions.

(f)	If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, rule, or regulation of any court or regulatory body, exchange, or board having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule, or regulation, and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held inconsistent, shall not be effected thereby.

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CAMPBELL FUND TRUST SELLING AGREEMENT

               IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

CAMPBELL FUND TRUST, A Business Trust

By: Theresa D. Becks, Chief Financial Officer of Campbell & Company which is attorney-in-fact for all Unitholders

MANAGING OPERATOR

By: Campbell & Company, Inc. By: Theresa D. Becks, Chief Financial Officer

SELLING AGENT

By: (Sign Name)

By: (Print Name)

Selling Agent’s Legal Name and Address

ATTN.:

TAX I.D. NO.:

PHONE: FAX:

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